Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 20, 2005, accompanying the financial statements and schedules included in this Annual Report of the Horizon Offshore 401(k) Plan on Form 11-K for the year ended December 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Horizon Offshore, Inc. on Forms S-8 (File No. 33-110167, effective October 31, 2003).

/s/ GRANT THORNTON LLP

Houston, Texas
June 20, 2005